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EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-104973 of InterActiveCorp on Form S-4 of our report dated February 4, 2002 (April 28, 2003, as to Note 16) (which expresses an unqualified opinion and includes explanatory paragraphs relating to the change in method of accounting for goodwill and other intangible assets in 2001 and the restatement described in Note 16), appearing in Amendment No. 1 to the Annual Report on Form 10-K/A of Expedia, Inc. and subsidiaries for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Proxy and Information Statement/Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
July 7, 2003

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  EXHIBIT 23.3
  INDEPENDENT AUDITORS' CONSENT